EXHIBIT 9.3

Pollard-Kelley Auditing Services, Inc.……………………………………………………………
Auditing Services                                          4500 Rockside Road,, Suite 450, Independence, OH  44131,   330-836-2558

May 8, 2010

Securities and Exchange Commission
Washington, D.C.

Dears Sirs:

We have read and agree with the statements in Item 4.01 of Metabolic Research, Inc.’s Form 8 K dated May 7, 2010.

Very truly yours,
Pollard-Kelley Auditing Services, Inc.

/s/Terance L Kelley
Vice-President